Exhibit 1.1

[•] Shares

WALKME LTD.

ORDINARY SHARES, NO PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

[•], 2021

[•], 2021

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

WalkMe Ltd., a company organized under the laws of Israel (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] ordinary shares, no par value per share, of the Company (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [•] ordinary shares, no par value per share, of the Company (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC (“Goldman Sachs”) and Citigroup Global Markets Inc., as representatives of the several Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Ordinary Shares (as defined below) granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, no par value per share, of the Company including those to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333- 256219), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement or as of the Closing Date and each Option Closing Date (as defined in Section 3) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any broadly available roadshow or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective date of this Agreement, will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a company incorporated and registered under the laws of the State of Israel, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (where such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the lack of such authority and/or the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is not designated as a “breaching company” (within the meaning of the Israeli Companies Law, 5759-1999) (the “Companies Law”) by the Registrar of Companies of Israel and there is no basis for such designation.

(e) Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity and (where such concept is applicable) is in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of share capital or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under such laws) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances equities or claims as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(f) This Agreement has been duly authorized, executed and delivered by the Company. All corporate approvals on the part of the Company, including, to the extent applicable, under Chapter 5 of Part VI of the Companies Law, for the issuance, offer and sale of the Shares to be sold by the Company and the other transactions contemplated hereby have been obtained.

(g) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates set forth therein.

(h) The Ordinary Shares outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable and have been issued in compliance in all material respects with the Companies Law and the Israeli Securities Law 5728-1968, as amended, and the regulations promulgated thereunder (the “Israeli Securities Law”).

(i) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been duly waived or satisfied.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the articles of association of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i), (iii) and (iv), such as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except (i) such as has previously been obtained or waived or (ii) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the

Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described in all material respects or filed as required.

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and each of its subsidiaries, taken as a whole, (i) are in compliance with any and all applicable federal, state, local, Israeli and other non-U.S. laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) Except as described in the Registration Statement, the Time of Sale Prospectus and validly waived or complied with in connection with the offer, issuance and sale of the Shares contemplated hereby, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r) (i) None of the Company or any of its subsidiaries or controlled affiliates, or any director, or officer thereof, or, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(s) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Israeli Prohibition on Money Laundering Law, 5760-2000, the Israeli Prohibition on Money Laundering Order, 5761-2001, the Israeli Prohibition on Terrorist Financing Law, 5765-2005, and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations, or guidelines issued, administered or enforced by any governmental agency with jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t) (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent acting for or on behalf of the Company, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, or a resident or incorporated or engaged in a business in an “Enemy State” pursuant to the Israeli Trade with the Enemy Ordinance, 1939 (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Except as described in the Prospectus, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital (other than the exercise, settlement or forfeiture of equity awards or grants of equity awards pursuant to, or the reservation of Ordinary Shares for issuance under, the equity compensation plans or other agreements described in the Registration Statement, the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v) The Company and each of its subsidiaries, taken as a whole, have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property (other than intellectual property, which is addressed exclusively in Section 1(w) below) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole.

(w) (i) The Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iv) except as would not reasonably be expected, singly or in the aggregate, to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company or any of its subsidiaries; (v) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (vi) except as would not reasonably be expected, singly or in the aggregate, to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to maintain and protect the confidentiality of all information the Company and its subsidiaries intended to be maintained as a trade secret.

(x) Except as would not reasonably be expected, singly or in the aggregate, to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(y) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries: (i) have complied and are presently in compliance in all material respects with all external privacy policies, contractual obligations, industry standards applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable (including, without limitation, to the extent applicable “Personal Information” (as such term is defined under the California Consumer Privacy Act”), sensitive or confidential data (“Data Security Obligations”, and such data, “Data”)); (ii) none of the Company or any of its subsidiaries has received any written notification of or complaint regarding and, to the Company’s knowledge, there are no other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, for which the Company or any of its subsidiaries has received any threat thereof in writing alleging non-compliance with any Data Security Obligation.

(z) The Company and each of its subsidiaries have taken commercially reasonable technical and organizational measures necessary to protect the security and integrity of the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including commercially reasonable business continuity/disaster recovery and security plans, that are designed to protect against and prevent security incidents resulting in accidental and/ unauthorized breach, destruction, loss, distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the material operation of the Company’s and its subsidiaries’ businesses (“Breach”). Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no material Breach, and the Company and its subsidiaries have not been notified in writing of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(aa) The information technology systems, equipment and software used by the Company or any of its subsidiaries in their respective businesses (the “IT Assets”) are adequate in all material respects for the operation of the respective businesses of the Company and its subsidiaries as currently conducted. To the Company’s knowledge, the IT Assets (i) operate and perform in all material respects as required by the Company’s and its subsidiaries’ respective businesses as currently conducted, (ii) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, have not malfunctioned or failed since the Company’s inception, except as would not be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (iii) are free of any viruses, “back doors,” “Trojan horses,” “time bombs, “worms,” “drop dead devices” or other software or hardware components that are designed or intended to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the business of the Company or any of its subsidiaries, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) All obligations of the Company and its subsidiaries to provide statutory severance pay to all their currently engaged employees in Israel (“Israeli Employees”) are, with such exceptions as are not material, in accordance with Section 14 of the Israeli Severance Pay Law, 5723-1963 (the “Severance Pay Law”) and are fully funded or, if not required to be so funded, are accrued on the financial statements of the Company, and all such employees have been subject to the provisions of Section 14 of the Severance Pay Law with respect to their entire salary, as defined under the Severance Pay Law, from the date of commencement of their employment with the Company or relevant subsidiary, and the Company or relevant subsidiary has been, with such exceptions as are not material, in full compliance with the requirements for a “Section 14 Arrangement” with respect to severance pay with respect to 100% of such salary for which severance pay may be due under the Severance Pay Law; and all amounts that the Company and its subsidiaries are required by contract or applicable law either (A) to deduct from Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, advance study fund or other similar funds or insurance or (B) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Israeli governmental authority as required by applicable Israeli tax law, have, in each case, been duly deducted, transferred, withheld and paid, and the Company and its subsidiaries have no outstanding obligation to make any such deduction, transfer, withholding or payment.

(dd) Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, with respect to the share options and other equity incentive awards (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each Share Option purported to be issued under Section 102 of the Israeli Income Tax Ordinance (New Version), 5721-1961 qualifies for treatment under that section and for treatment under either the capital gains track or the employment income track, as was indicated with respect to each such Share Option at the date that such Share Option was granted, and (ii) to the Company’s knowledge, each Share Option intended to qualify as an “incentive stock option” under Section 422 of the Code (as defined below) so qualifies.

(ee) Except as would not reasonably be expected, singly or in the aggregate, to result in a material adverse effect on the Company and its subsidiaries, taken as a whole: (i) any “employee benefit plan” (within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their respective ERISA Affiliates (as defined below) or as to which the Company and any of its subsidiaries have any liability (an “Employee Benefit Plan”) is and has been operated in compliance with its terms and all applicable laws, including ERISA and the Code; (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan; (iii) no failure to satisfy the minimum funding standards (within the meaning of

Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan; (iv) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Benefit Plan, (y) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (z) Sections 302 and 303, 406, 4063 and 4064 of ERISA; (v) each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification; and (vi) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (x) if intended to qualify for special tax treatment, meets the requirements for such treatment, and (y) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the financial statements of the Company or applicable subsidiary to the extent required by International Financial Reporting Standards. For the purposes of this Section, “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any Person or trade or business treated together with the Company or any of its subsidiaries as a single employer under Sections 414(b), (c), (m) or (o) of the Code or under common control for purposes of Title IV of ERISA, and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(ff) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes in good faith are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(gg) The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign, including Israeli, regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization or permit would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(hh) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules (if any) and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements, and except as otherwise stated in the notes thereto. The other financial information of the Company and its consolidated subsidiaries included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ii) Kost Forer Gabbay & Kasierer–Ernst & Young Israel, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules (if any) filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(jj) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(kk) Except as described in the Registration Statement and the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans that were described in the Registration Statement, Time of Sale Prospectus and Prospectus, or pursuant to outstanding options, rights or warrants.

(ll) Neither the Company nor any of its subsidiaries has engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law 5728-1968, as amended, and the regulations promulgated thereunder in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in Israel under the laws of Israel.

(mm) There are no debt securities or preferred shares issued, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(nn) The Company and each of its subsidiaries have filed all federal, state, local, Israeli, franchise and other non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which adequate reserves in accordance with U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any written notice or actual knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole, except for any tax deficiency which is currently being contested in good faith and for which adequate reserves in accordance with U.S. GAAP have been created in the financial statements of the Company.

(oo) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(pp) The statements set forth in the Time of Sale Prospectus and Prospectus under the caption “Description of Share Capital and Articles of Association,” insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Taxation and Government Programs,” insofar as they purport to constitute summaries of U.S. federal and Israeli income tax laws and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws (other than laws, rules and regulations relating to selling restrictions in various foreign jurisdictions) and documents referred to therein, constitute accurate and complete summaries of the matters described therein in all material respects.

(qq) The Company (i) has not alone engaged in any Testing-the-Waters Communication (as defined below) with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(rr) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below).

(ss) Other than approval by the Board of Directors of the Company, no approvals are currently required under the laws of Israel in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares, assuming the Company has sufficient profits for distribution under the Companies Law and would be able to meet its debts as they come due following payment of the dividend or other distribution. Under the current laws and regulations of Israel, all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of Israel and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in Israel; and except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding under the laws and regulations of Israel.

(tt) Assuming that (A) the Underwriters are not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, the performance of services from Israel in connection with this Agreement, or any other present or former connection between the Underwriters and Israel, and (B) the Underwriters’ services under this Agreement will be performed entirely outside of Israel, none of (i) the issuance, sale and delivery of the Shares by the Company; (ii) the initial resale and delivery by the Underwriters of the Shares to purchasers thereof as contemplated by this Agreement; or (iii) the execution and delivery of, and the consummation of the transactions contemplated by this Agreement or any other document to be furnished hereunder will be subject to any tax (including interest and penalties) imposed on any Underwriter by Israel or any taxing authority or other political subdivision thereof, whether imposed directly or through withholding.

(uu) The Company does not expect to be classified as a “passive foreign investment company” for U.S. federal income tax purposes in respect of its current taxable year.

(vv) The Company and each of its subsidiaries is in compliance with all conditions and requirements stipulated under any applicable law and regulations and by any instruments of approval and tax rulings (the “Rulings”) granted to it with respect to any “Approved Enterprise,” “Benefited Enterprise,” or “Industrial Company” status or any of its facilities as well as with respect to any other tax benefits claimed or received by any of them, including any “Approved Enterprise,” “Preferred Enterprise,” “Preferred Technological Enterprise” or “Special Preferred Technological Enterprise” status or benefits (“Tax Incentive Program”). All information supplied by the Company or any of its subsidiaries with respect to applications or notifications relating to any Tax Incentive Program (including in connection with any Ruling) was true, correct and complete when supplied to the appropriate authorities. Neither the Company nor any of its subsidiaries has received any written notice of any proceeding or investigation relating to revocation or modification of any of its current or past Tax Incentive Programs, or any such status or benefits, in each case except for any failure to comply, inaccuracy or notice (as appropriate) that would not have a material adverse effect.

(ww) It is not necessary under the laws of Israel (i) to enable the Underwriters to enforce their rights under this Agreement, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters to be qualified or entitled to carry out business in Israel.

(xx) All payments to be made by or on behalf of the Company under this Agreement and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all dividends and other distributions declared and payable on the Shares may, under the current laws and regulations of Israel, be paid in United States dollars and/or may be converted into another currency and freely transferred out of Israel.

(yy) Neither the Company nor any of its subsidiaries has received any funding, grants or subsidies from or on behalf of or under the authority of the Israel Innovation Authority of the Israeli Ministry of Economy and Industry, the Authority for Investment and Development of Industry and the Economy of Israel, or any other governmental or regulatory agency or authority or any bi- or multi-national grant program, framework or foundation.

(zz) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(aaa) Subject to the conditions, qualifications and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the City or State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Israel, without reconsideration or reexamination of the merits.

(bbb) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Israel. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Israel.

(ccc) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Israel and will be honored by the courts of Israel. The Company has the power to submit, and pursuant to Section 17(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 17(a)), and has the power to designate, appoint and empower, and pursuant to Section 17(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(ddd) (i) The holders of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares representing all of the Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares that have not delivered executed Lock-up Agreements (as described in Section 6(j)) to the Representatives as of the date hereof and (ii) any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares that are issuable pursuant to any employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus are bound by market standoff provisions with the Company that impose restrictions with respect to such securities during the Restricted Period (as defined below) without the consent of the Company (“Market Standoff Provisions”) that are enforceable by the Company. Each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Restricted Period, except that this provision shall not prevent the Company from effecting a waiver or amendment to permit a transfer of securities which, if such securities were subject to the terms of the lock-up agreement in the form attached as Exhibit A hereto, would be permissible under such lock-up agreement without any consent, waiver or amendment.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties of the Company herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $[•] a share (the “Purchase Price”) the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[•] per share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] per share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2021, or at such other time on the same or such other date, not later than [•], 2021, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2021, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] [a./p.m.] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP (“Latham & Watkins”), U.S. outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Meitar Law Offices (“Meitar”), Israeli outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati (“WSGR”), U.S. outside counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date an opinion of Gornitzky & Co. (“Gornitzky”), Israeli outside counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

With respect to the negative assurance letters to be delivered pursuant to Sections 5(c), 5(d) and 5(e) above, Latham & Watkins, Meitar and WSGR may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Latham & Watkins, Meitar, WSGR and Gornitzky described in Sections 5(c), 5(d), 5(e), and 5(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Underwriters shall have received on the Closing Date a Chief Financial Officer’s certificate, dated the Closing Date and signed on behalf of the Company by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representatives.

(i) The Lock-up Agreements between the Representatives (on behalf of the Underwriters) and certain shareholders, officers and directors of the Company shall be in full force and effect on the Closing Date.

(j) The Firm Shares and Additional Shares, if any, shall have been approved for listing on the Nasdaq Global Select Market (the “Nasdaq”), subject to official notice of issuance.

(k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the following as of the applicable Option Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission;

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(iii) The delivery to the Representatives on the applicable Option Closing Date of the following:

(A) a certificate, dated the Option Closing Date and signed on behalf of the Company by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(B) an opinion and negative assurance letter of Latham & Watkins, U.S. outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(C) an opinion and negative assurance letter of Meitar, Israeli outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(D) an opinion and negative assurance letter of WSGR, U.S. outside counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(E) an opinion of Gornitzky, Israeli outside counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(F) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(G) a Chief Financial Officer’s certificate, dated the Option Closing Date and signed on behalf of the Company by the Chief Financial Officer of the Company, in the same form and substance as the certificate required by Section 5(i); and

(H) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, upon written request, without charge, ten (10) copies of the Registration Statement (including exhibits thereto) (which may be an electronic facsimile) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object in writing, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) To make generally available (which may be satisfied by the filing with the Commission on its Electronic Data Gathering Analysis and Retrieval System) to the Company’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period defined below.

(j) If at any time following the distribution of any Written Testing-the-Waters Communication under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(k) The Company will indemnify and hold harmless the Underwriters against any transaction, documentary, stamp, registration, issuance or transfer taxes or similar taxes or duties, imposed by the State of Israel or any political subdivision or taxing authority thereof or therein including any interest and penalties thereon on (A) the execution, delivery and performance of, and the consummation of the transactions contemplated by this Agreement or (B) the creation, issuance, sale and delivery of the Shares to the Underwriters in the manner contemplated by this Agreement and the Prospectus, in each case, without duplication of any transfer taxes covered in Section 4.

(l) The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant, in connection with the vesting or settlement of a restricted share unit award, or upon the conversion or vesting of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) the grant of compensatory equity-based awards, or the issuance by the Company of Ordinary Shares with respect thereto, made pursuant to compensatory equity-based plans described in each of the Time of Sale Prospectus and Prospectus, provided that the recipients of any such grant shall execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period upon the vesting, settlement or exercise, as applicable, of such awards during the Restricted Period to the extent the Ordinary Shares held by such person are not otherwise bound by such an agreement or a Market Standoff Provision at least as restrictive as such agreement, (D) any Ordinary Shares issued pursuant to any non-employee director compensation plan or program disclosed in the Registration Statement, Time of Sale Prospectus, and Prospectus; (E) the filing by the Company of a registration statement with the Commission on Form S-8 or any successor form thereto to register Ordinary Shares issuable pursuant to an employee benefit plan, qualified share option plan, employee share purchase plan or other employee compensation plan described in the Registration Statement, Time of Sale Prospectus, and Prospectus, or any such plan assumed under the circumstances contemplated by the following clause (F), (F) the sale or issuance of or entry into an agreement to issue Ordinary Shares or any securities convertible into, or exercisable or exchangeable for, Ordinary Shares in connection with the Company’s acquisition of one or more businesses, products, assets or technologies (whether by means of merger, share purchase, asset purchase or otherwise) or in connection with joint ventures, strategic alliances, licensing, commercial or other collaborative transactions, or pursuant to an employee benefit plan assumed in connection with a merger or acquisition; provided that the aggregate number of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares that the Company may issue or agree to issue pursuant to this clause (F) shall not exceed 10% of the total number of Ordinary Shares of the Company issued and outstanding immediately following the issuance of the Shares, and provided further that the recipients of any such Ordinary Shares and securities issued pursuant to this clause (F) during the 180-day restricted period described above shall enter into an agreement substantially in the form of Exhibit A hereto on or prior to such issuance, and (G) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period.

In addition, during the Restricted Period, the Company agrees to (a) enforce the Market Standoff Provisions and any similar transfer restrictions contained in any agreement between the Company and any of its securityholders, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under, the transfer restrictions, and (b) not amend or waive any such transfer restrictions with respect to any such holder without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the Underwriters, provided that such amendment or waiver shall not be required to effect an amendment or waiver for the purposes of permitting a transfer of securities which, if such securities were subject to the terms of the lock-up agreement in the form attached as Exhibit A hereto, would be permissible under such lock-up agreement without any consent, waiver or amendment.

If Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and, the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the reasonably incurred cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided, that, the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $35,000 in the aggregate), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on the Nasdaq, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares (with the Underwriters agreeing to pay all costs and expenses related to their participation in such investor presentations), including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer, issue and stamp taxes, duties and charges payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or that arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities that arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, it being understood and agreed that the only such information shall be the [•] paragraph under the caption “Underwriters” in the Prospectus concerning the terms of the offering by the Underwriters, the [•] paragraph under the caption “Underwriters” in the Prospectus concerning sales to discretionary accounts and the [•] paragraph under the caption “Underwriters” in the Prospectus concerning stabilization and overallotments by the Underwriters (the “Underwriter Information”).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel; (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood and agreed that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either the New York Stock Exchange or the Nasdaq Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Israel shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Israeli authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting

Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement required to be complied with or fulfilled by the Company, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than by reason of a default by the Underwriters or the occurrence of any of the events described in Section 10 (other than clause (ii) thereof, to the extent such event is caused by conduct of the Company)), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred and documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering), are not agents of, and owe no fiduciary duties to, the Company or any other person; (ii) none of the Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction, and the Company shall consult with its own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Underwriters shall have any responsibility or liability to the Company with respect thereto; (iii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any; (iv) any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company; (v) the Underwriters may have interests that differ from those of the Company; and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Submission to Jurisdiction; Appointment of Agent for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints WalkMe, Inc., with offices at 71 Stevenson Street, Floor 20, San Francisco, CA 94105, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

19. Taxes. (a) All payments (including payments in kind, such as issuance, sale and delivery of Shares by the Company to the Underwriters and the sale and delivery of Shares by the Underwriters to purchasers thereof) made or deemed to be made by or on behalf of the Company under this Agreement shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon. If any VAT is or becomes chargeable in respect of any such payment or deemed payment, the Company shall pay in addition the amount of such VAT.

(b) All payments made or deemed to be made by the Company to the Underwriters, if any, under this Agreement shall be made exclusive of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of Israel or any political subdivision or any taxing authority thereof or therein or of any other jurisdiction in which the Company is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, any jurisdiction from or through which a payment is made by or on behalf of the Company, or any political subdivision, authority or agency in or of any of the foregoing having power to tax, unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or governmental charges. In such event, the Company will pay such additional amounts which will result, after such withholding or deduction, in the receipt by each Underwriter, of the amounts that would otherwise have been received had such deduction or withholding not been required. Notwithstanding anything to the contrary herein, in no event shall the Company be liable to pay (or pay additional amounts with respect to) any taxes, duties, assessments governmental charges, withholding or deduction imposed on an Underwriter as a result of the Underwriter being (currently or in the past) a tax resident of, or having a permanent establishment in, the jurisdiction imposing the tax or as a result of any present or former connection (other than entering into this Agreement and any connection resulting from the transactions contemplated by this Agreement) between the Underwriter and the jurisdiction imposing such tax, withholding or deductions or, to the extent resulting from the Underwriter’s services under this Agreement having been or deemed to have been performed by or on behalf of the Underwriter inside the State of Israel. If requested by the Company, the Underwriters shall reasonably cooperate with the Company, by providing reasonably required information for the Company to obtain an exemption certificate from withholding or deduction in connection with the payments under this Agreement, if any.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: (646) 291-1469); Attention: General Counsel; if to the Company shall be delivered, mailed or sent to 1 Walter Moses St., Tel Aviv 6789903, Israel.

(Signature page follows)

Very truly yours,

WALKME LTD.

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

Acting severally on behalf of themselves and the several

    Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Goldman Sachs & Co. LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	[•]
Goldman Sachs & Co. LLC	[•]
Citigroup Global Markets Inc.	[•]
Wells Fargo Securities, LLC	[•]
Barclays Capital Inc.	[•]
BMO Capital Markets Corp.	[•]
JMP Securities LLC	[•]
KeyBanc Capital Markets Inc.	[•]
Needham & Company, LLC	[•]

Total:	[•]

II-1

SCHEDULE II

Time of Sale Prospectus

1.	[Pricing information provided orally by the Underwriters.]

The initial public offering price per Share is $                 .

The number of Firm Shares purchased by the Underwriters is                 .

Number of Additional Shares is                .

The settlement date for the Firm Shares is                .

II-1

SCHEDULE III

Written Testing-the-Waters Communications

[•]

III-1

EXHIBIT A

LOCK-UP AGREEMENT

____________, 2021

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC (“Goldman Sachs”) and Citigroup Global Markets Inc. (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with WalkMe Ltd., a company organized under the laws of the state of Israel (the “Company”), providing for the initial public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of ordinary shares of the Company, no par value (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares (such other securities, “Derivative Securities”), or (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Ordinary Shares or Derivative Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The foregoing sentences shall not apply to:

(a) transactions relating to Ordinary Shares or other securities acquired in the Public Offering (other than any issuer-directed Ordinary Shares acquired by an officer or director of the Company) or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Ordinary Shares or other securities acquired in the Public Offering or such open market transactions;

(b) transfers or other dispositions of Ordinary Shares or Derivative Securities (i) as a bona fide gift or charitable contribution, (ii) to one or more immediate family members (as defined below) of the undersigned or a trust for the direct or indirect benefit of the undersigned or one or more immediate family members of the undersigned, (iii) if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to any corporation, partnership, limited liability company, trust, investment fund or other business entity controlling, controlled by, managing or managed by, or under common control or management with, the undersigned or affiliates of the undersigned, (v) as part of a distribution, transfer or disposition by the undersigned to current or former stockholders, partners (general or limited), members or other equity holders, or to the estate of any such current or former stockholder, partner, member or other equity holder, (vi) by will, other testamentary document or intestate succession, or (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under any of the foregoing clauses (b)(i) through (b)(vi); provided that in the case of any transfer or other disposition pursuant to this clause (b), (A) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement, and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period (other than, in connection with any transfer or other disposition pursuant to clause (b)(iv), any filing required to be made under Section 16(a) of the Exchange Act that clearly indicates in the footnotes thereto that such transfer or other disposition is pursuant to the circumstances described in clause (b)(iv));

(c) transfers or other dispositions of Ordinary Shares or Derivative Securities that occur by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court or regulatory agency order, provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement (except where a court of competent jurisdiction requires such transfer or other disposition to be made without such a restriction), and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period (unless such filing is required and clearly indicates in the footnotes thereto that such transfer or other disposition is pursuant to the circumstances described in this clause (c));

(d) transfers or other dispositions of Ordinary Shares or Derivative Securities to the Company in connection with the death or disability of the undersigned, or the termination of the undersigned’s employment or other service with the Company, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period (unless such filing is required and clearly indicates in the footnotes thereto that such transfer or other disposition is pursuant to the circumstances described in this clause (d));

(e) the exercise or settlement, as the case may be, of any option, restricted share unit or other equity award that was granted under an equity incentive plan, share purchase plan or other equity award plan described in the Prospectus, or which option, restricted share unit or other equity award is otherwise disclosed in the Prospectus, provided that the Ordinary Shares received upon such exercise or settlement shall continue to be subject to this agreement, and provided, further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period (unless such filing is required and clearly indicates in the footnotes thereto that the filing relates to the applicable circumstances described in this clause (e), that no shares were sold by the reporting person and that the Ordinary Shares received upon such exercise or settlement are subject to a lock-up agreement with the Underwriters of the Public Offering);

(f) the transfer or other disposition of Ordinary Shares to the Company, or the withholding of Ordinary Shares by the Company, in connection with a vesting event or the exercise or settlement of, any option, restricted share unit or other equity award that was granted under an equity incentive plan, share purchase plan or other equity award plan described in the Prospectus, or which option, restricted share unit or other equity award is otherwise disclosed in the Prospectus (including, in each case, on a “cashless” or “net exercise” basis and/or to cover tax withholding obligations or the payment of taxes, including estimated taxes, due in connection therewith), provided that any shares received by the undersigned upon such vesting, exercise or settlement, as the case may be, shall continue to be subject to this agreement, and provided, further no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period (unless such filing is required and clearly indicates in the footnotes thereto that the filing relates to the applicable circumstances described in this clause (f), and that no shares were sold by the reporting person);

(g) the transfer or other disposition of Ordinary Shares or Derivative Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction or series of related transactions that, in each case, is approved by the board of directors of the Company and involves a Change of Control (as defined below) of the Company (including, without limitation, entering into any agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares or other securities in connection with any such transaction, or vote any securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other similar transaction or series of related transactions is not completed, the undersigned’s shares shall remain subject to this agreement;

(h) the establishment of, or any amendment or modification to, a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period; or

(i) the conversion of convertible preferred shares of the Company into Ordinary Shares prior to or in connection with the consummation of the Public Offering, provided that any Ordinary Shares received upon such conversion shall be subject to the restrictions contained in this agreement.

Notwithstanding the foregoing, if the 180th day after the date of the Prospectus (the “Expiration Date”) will occur during, or within five trading days prior to commencement of, a regularly scheduled blackout window under the Company’s insider trading policy (a “Blackout Period”), the Expiration Date will instead be the sixth trading day immediately preceding the commencement of such Blackout Period.

In addition, notwithstanding the foregoing:

(1) if the Company has reported at least one full quarter of earnings, and the undersigned is (x) an employee of the Company or any of its subsidiaries (including, for the avoidance of doubt, a former employee, or a current or former contractor or consultant), and (y) not a shareholder, director, officer or other person who would be required to make a filing under Section 16 of the Exchange Act if the Company were not a “foreign private issuer” under the applicable rules of the Securities and Exchange Commission, then beginning on the ninety-first calendar day after the date of the Prospectus, and subject to compliance with applicable securities laws and any such procedures that the Company, in its sole discretion, may specify, the undersigned may transfer up to 25% of the aggregate number of Ordinary Shares held, and Ordinary Shares received upon the conversion, exercise or exchange of Derivative Securities held, in each case, by the undersigned as of the date of the Prospectus (which conversion, exercise or exchange, in the case of such Derivative Securities, is completed during the Restricted Period pursuant to an exception to this lock-up agreement) (the “Prospectus Holdings”); and

(2) if (x) the undersigned is an Alternate Release Party (as defined below) and (y) the trading price per share of the Ordinary Shares is at least 25% greater than the initial public offering price per share set forth on the cover page of the Prospectus for at least ten trading days out of any fifteen consecutive trading day period ending on or after the ninety-first calendar day after the date of the Prospectus (the last day of such fifteen trading day period, the “Alternate Release Determination Date”), then beginning on the second trading day following the Alternate Release Determination Date, and subject to compliance with applicable securities laws and any such procedures that the Company, in its sole discretion, may specify, the undersigned may transfer up to 25% of the Prospectus Holdings (for purposes of this letter agreement, an “Alternate Release Party” shall mean any (i) director, officer or other person who would be required to make a filing under Section 16 of the Exchange Act if the Company were not a “foreign private issuer” under the applicable rules of the Securities and Exchange Commission, or (ii) shareholder of the Company who is not a current or former employee or a current or former contractor or consultant of the Company);

provided that if the ninety-first calendar day after the date of the Prospectus falls during or within fifteen trading days prior to a Blackout Period, then the references in clause (1) and clause (2) of this paragraph to the ninety-first calendar day after the date of the Prospectus will be deemed to refer instead to the date that is fifteen trading days prior to the first day of such Blackout Period.

For purposes of this agreement, (i) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and (ii) “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction or series of related transactions the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting shares of the Company.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or Derivative Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Ordinary Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and Goldman Sachs agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, Morgan Stanley and Goldman Sachs will notify the Company of the impending release or waiver, and (ii) the Company will agree or has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley and Goldman Sachs hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Public Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Public Offering or sell any Ordinary Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This letter agreement shall automatically terminate and the undersigned shall be released from all obligations under this letter agreement upon the earliest to occur, if any, of (i) the date the Company, on the one hand, or the Representatives, on the other hand, advising the other, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the date that the Company withdraws the registration statement relating to the Public Offering, (iii) the date of the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) if prior to the closing of the Public Offering, and (iv) September 6, 2021, in the event that the Underwriting Agreement has not been executed by such date, provided that the Company may, in its sole discretion, by written notice to Morgan Stanley and Goldman Sachs prior to such date, extend such date for a period of up to three additional months.

This agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

(Signature Page Follows)

Very truly yours, IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)
Address:		Address:

E-mail:		E-mail:

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

_____________, 2021

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered by Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman Sachs & Co. LLC (“Goldman Sachs”) in connection with the offering by WalkMe Ltd., a company organized under the laws of the state of Israel (the “Company”) of _____ ordinary shares of the Company (the “Ordinary Shares”) and the lock-up agreement dated ____, 2021 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 2021, with respect to ____ Ordinary Shares (the “Shares”).

Morgan Stanley and Goldman Sachs hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective _____, 2021; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

(Signature Page Follows)

Very truly yours,

Morgan Stanley & Co. LLC

By:
Name:
Title:

Goldman Sachs & Co. LLC

By:
Name:
Title:

cc:	WalkMe Ltd.

FORM OF PRESS RELEASE

WalkMe Ltd.

[Date]

WalkMe Ltd. (the “Company”) announced today that Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, lead book-running managers in the Company’s recent public sale of [•] ordinary shares is [waiving][releasing] a lock-up restriction with respect to [•] of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [•], 2021, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.